Exhibit 21
                   PLAYERS INTERNATIONAL, INC.
                   SUBSIDIARIES OF THE COMPANY


     Subsidiary                       State of Incorporation or Organization
     ----------                       --------------------------------------

Metropolis, IL 1292 Limited Partnership                 Illinois
PCI, Inc.                                               Nevada
Players Bluegrass Downs, Inc.                           Kentucky
Players Development, Inc.                               Nevada
Players Entertainment, Inc.                             Nevada
Players Holding, Inc.                                   Nevada
Players International, Inc.                             Nevada
Players Lake Charles, LLC                               Louisiana
Players Lake Charles Riverboat, Inc.                    Louisiana
Players LC, Inc.                                        Nevada
Players Maryland Heights, Inc.                          Missouri
Players MH, L.P.                                        Missouri
Players Maryland Heights Nevada, Inc.                   Nevada
Players Mesquite Golf Club, Inc.                        Nevada
Players Mesquite Land, Inc.                             Nevada
Players Nevada, Inc.                                    Nevada
Players Resources, Inc.                                 Nevada
Players Riverboat, LLC                                  Louisiana
Players Riverboat, Inc.                                 Nevada
Players Riverboat Management, Inc.                      Nevada
Players Services, Inc.                                  New Jersey
Riverfront Realty Corporation                           Illinois
Riverside Joint Venture                                 Missouri
Showboat Star Partnership                               Louisiana
Southern Illinois Riverboat/Casino Cruises, Inc.        Illinois